Exhibit 10.27

CAPELLA EDUCATION COMPANY

2005 STOCK INCENTIVE PLAN

Restricted Stock Unit Agreement

(16(b) Officer)

(for use commencing in 2012)

This is a Restricted Stock Unit Agreement (“Agreement”) between Capella Education Company, a Minnesota corporation (the “Company”), and the recipient identified above (the “Recipient”) effective as of the date of grant specified above. To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2005 Stock Incentive Plan (the “Plan”).

Recitals

WHEREAS, the Company maintains the Plan; and

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) designated by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Recipient is eligible to receive an award under the Plan in the form of restricted stock units (“Units”);

NOW, THEREFORE, the Company hereby grants this award to the Recipient under the terms and conditions as follows.

Terms and Conditions

1.	Grant of Restricted Stock Units. The Recipient is granted the number of Units specified at the beginning of this Agreement.

2.	Fair Market Value of Units. The fair market value of a Unit subject to this Agreement shall at all times be equal to the Fair Market Value of a Share.

3.	Payment of Benefits.

(a) Generally. Payment of vested Units subject to this Agreement shall be made by the Company delivering one Share for each vested Unit, subject to the tax withholding provisions of Section 12.

(b) Payment. Subject to Sections 5 and 6 of this Agreement, Units subject to this Agreement shall vest and be paid on the vesting date(s) specified at the beginning of this Agreement, unless the Recipient’s employment with the Company shall terminate prior to such vesting date(s). Delivery of Shares in payment of the Units will occur as soon as administratively practicable after vesting of the Units, but not later than the later of (i) the end of the calendar year in which the vesting occurs, or (ii) the 15th day of the third calendar month after the date of vesting, and the Recipient shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, and shall be in complete satisfaction of such vested Units. If the Units that vest and become payable include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to delivery of Shares as provided herein. If the ownership of or issuance of Shares to the Recipient as provided herein is not feasible due to applicable exchange controls, securities or tax laws or other provisions of applicable law, as determined by the Committee in its sole discretion, the Recipient or his or her Successor shall receive cash proceeds in an amount equal to the Fair Market Value (as of the date vesting occurs) of the Shares otherwise issuable to Recipient, net of any amount required to satisfy withholding tax obligations as provided in Section 12.

(c) Effect. Whenever the Company shall become obligated to make payment in respect of a Unit subject to this Agreement, all rights of the Recipient with respect to such Unit, other than the right to such payment, shall terminate and be of no further force or effect and such Unit shall be cancelled.

(d) Payments on Death. Any payment due under this Agreement following the death of the Recipient shall be paid to the Successor of the Recipient.

(e) Incentive Compensation Recoupment. This Award is subject to the Company’s Policy Regarding Executive Compensation Recoupment, as adopted by the Board of Directors on February 23, 2011.

4.	Accrual and Payment of Cash Dividends. In the event the Company shall pay cash dividends on its Shares on or after the date of this Agreement, the Company shall credit, as of the dividend record date, an amount of cash dividend equivalents to the account of the Recipient. The amount of the dividend equivalents credited shall be determined by multiplying the number of Units credited to the Recipient’s account as of the dividend record date pursuant to this Agreement times the dollar amount of the cash dividend per Share. The Recipient’s right to receive such accrued dividend equivalents shall vest, and the amount of the accrued dividend equivalents shall be paid in cash, to the same extent and at the same time as the underlying Units to which the dividend equivalents relate, as provided in Sections 3, 5 or 6 of this Agreement. Any dividend equivalents accrued on Units that are forfeited in accordance with this Agreement shall also be forfeited.

5.	Effect of Termination of Employment. If the Recipient ceases to be an Employee prior to the vesting date(s) specified at the beginning of this Agreement other than as a result of the Recipient’s death, Disability or Retirement (defined for purposes of this Agreement as retirement at the earlier of 65 years of age or 55 years of age with 7 years of service), the Recipient shall forfeit the Units. If the Recipient ceases to be an Employee as a result of Recipient’s death or Disability, then all unvested Units shall immediately vest and be paid in Shares as provided in Section 3. If the Recipient ceases to be an Employee as a result of Recipient’s Retirement, the Units will continue to vest and be paid in Shares on the vesting date(s) specified at the beginning of this Agreement.

6.	Change in Control. If a Change in Control (as defined below) of the Company shall occur and within three years of such Change in Control, (i) Recipient’s employment with the Company shall be terminated other than for Cause (as defined in the Plan), or (ii) Recipient shall voluntarily leave employment with the Company for Good Reason (as defined below), then, upon the date of such termination or voluntary leaving of employment for Good Reason, all of the Units subject to this Agreement shall immediately vest and be paid in full as provided in Section 3.

For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing the 65% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”). Provided, however, that the following shall not constitute a Change in Control pursuant to this Section 3(a):

(1) any acquisition or beneficial ownership by the Company or a subsidiary;

(2) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(3) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 65% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(b) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (1) individuals who, on the date hereof, are directors of the Company, (2) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (3) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(c) Consummation by the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 65% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares of the Company, as the case may be;

(d) Consummation by the Company of the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 65% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be; or

(e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Agreement, “Good Reason” is defined as a material demotion or material reduction of the job responsibilities of Recipient or the reassignment, without Recipient’s consent, of Recipient’s place of work to a location more than 50 miles from the Recipient’s place of work immediately prior to the Change in Control, provided that none of these conditions shall constitute Good Reason unless Recipient first gives written notice to the Company within 90 days of the first occurrence of the condition, delineating the claimed breach and setting forth Recipient’s intention to terminate Recipient’s employment if such breach is not duly remedied within 30 business days, and the Company fails to cure the condition within such 30-day period.

7.	Adjustments for Changes in Capitalization. The Units subject to this Agreement shall be subject to adjustments for changes in the Company’s capitalization as provided in Section 16 of the Plan.

8.	No Transfer. The Units may not be pledged, assigned or transferred except as expressly provided in Section 6.3 of the Plan.

9.	No Shareholder Rights Until Payment. The Recipient shall not have any of the rights of a shareholder of the Company in connection with the award of Units subject to this Agreement unless and until Shares are issued to him/her upon payment of the Units.

10.	Forfeiture Events.

(a) The Recipient, by accepting this award, agrees and covenants that during the period during which the Recipient is employed by the Company and twelve months following the date of termination of the Recipient’s employment by the Company (the “Restricted Period”) for any reason whatsoever, the Recipient will not, directly or indirectly:

(1) perform services for any Competitive Business as employee, consultant, contractor or otherwise;

(2) solicit or attempt to solicit any employee or independent contractor of the Company to cease working for the Company;

(3) use or disclose to any person any Confidential Information for any purpose;

(4) take any action that might divert any opportunity from the Company or any of its affiliates, successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any Related Parties;

(5) contact, call upon or solicit any customer of the Company, or attempt to divert or take away from the Company the business of any of its customers;

(6) contact, call upon or solicit any prospective customer of the Company that the Recipient became aware of or were introduced to in the course of the Recipient’s duties for the Company, or otherwise divert or take away from the Company the business of any prospective customer of the Company; or

(7) engage in any activity that is harmful to the interests of the Company, including, without limitation, any conduct during the term of the Recipient’s employment that violates the Company’s codes of conduct or other policies.

(b) If the Company determines that the Recipient violated any provisions of Section 10(a) above during the Restricted Period, the Recipient agrees and covenants that:

(1) any Units that have not vested as of the date of such determination shall be immediately forfeited; and

(2) the Recipient shall automatically forfeit any rights the Recipient may have with respect to the Units as of the date of such determination.

(c) The foregoing remedies set forth in Section 10(b) shall not be the Company’s exclusive remedies. The Company reserves all other rights and remedies available to it at law or in equity.

(d) The Company may exercise its right to provide notice of its determination and forfeiture of Units within ninety days after discovery of such an occurrence but in no event later than fifteen months after the Recipient’s termination of employment with the Company.

(e) For purposes of this Section 10, the following terms shall have the meanings set forth below:

“Competitive Business” shall mean any person, corporation, not-for-profit organization, or other entity that provides, develops, sells, or markets on-line credit-granting educational products or services in any country in which the Company did business or had customers at any time during the last 12 months of the Recipient’s employment with the Company. In the case of an organization that provides, develops, sells, or markets on-line credit-granting educational products or services within or from a distinct, separate division or unit of the organization (the “On-Line Unit”) and also provides, develops, sells, or markets credit-granting educational products or services through other means within other distinct, separate divisions or units, the term “Competitive Business” shall be limited to the On-Line Unit, and shall not apply to the organization as a whole.

“Confidential Information” means information proprietary to the Company and not generally known (including trade secret information) about the Company’s customers, products, services, personnel, pricing, sales strategy, technology, methods, processes, research, development, finances, systems, techniques, accounting, purchasing, and business strategies. All information disclosed to the Recipient or to which the Recipient obtains access, whether originated by the Recipient or by others, during the period of the Recipient’s employment, shall be presumed to be Confidential Information if it is treated by the Company as being Confidential Information or if the Recipient has a reasonable basis to believe it to be Confidential Information.

11.	Discontinuance of Employment. This Agreement shall not give the Recipient a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Recipient may terminate his/her employment at any time and otherwise deal with the Recipient without regard to the effect it may have upon him/her under this Agreement.

12.	Tax Withholding. As a condition precedent to making a payment hereunder, the Recipient shall be required to pay to the Company (or the Subsidiary or Affiliate employing the Recipient), in accordance with the provisions of Section 14 of the Plan, an amount equal to the amount of any required domestic or foreign tax withholding obligation, including any social security obligation. The Company (or the Subsidiary or Affiliate employing the Recipient) may withhold Shares equal in value to the amount of such tax withholding obligation, or may permit the Recipient to arrange for the satisfaction of such tax withholding obligation by payment of the estimated tax obligation to the Company (or the Subsidiary or Affiliate employing the Recipient). Payment may be made by electronic transfer, check or authority to withhold from salary.

13.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Recipient. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

14.	Award Subject to Plan, Articles of Incorporation and By-Laws. The Recipient acknowledges that the Units are subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

15.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Recipient.

16.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

17.	Section 409A of the Code. The provisions of this Agreement shall be interpreted and construed in a manner intended to comply with Section 409A of the Code, the regulations issued thereunder or any exception thereto. Each payment under this Agreement is intended to be excepted from Section 409A under the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).